Exhibit 99.1

OneSpaWorld Reports Second Quarter Fiscal 2020 Financial Results

Ends second quarter with strengthened liquidity totaling $80 million

Nassau, Bahamas, August 12, 2020 – OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness products and services on board cruise ships and in destination resorts around the world, today announced its financial results for the second quarter ended June 30, 2020. The Company’s second quarter performance was materially impacted by the global COVID-19 pandemic, including actions taken by cruise lines, hotels and resorts and governmental authorities around the world. These actions include the U.S. Centers for Disease Control and Prevention’s (“CDC”) No Sail Order issued on March 14, 2020 and extended on April 9, 2020 and July 16, 2020 to continue until the earliest of: (i) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency; (ii) the date the Director of the CDC rescinds or modifies the No Sail Order; or (iii) September 30, 2020. Additionally, Cruise Line International Association members have voluntarily extended suspension of U.S. voyages through at least October 31, 2020.

On June 10, 2020, shareholders approved the $75 million equity financing (the “Equity Financing”) announced on April 30, 2020, when OSW entered into a definitive agreement to sell common equity and warrants to Steiner Leisure Limited (“SLL”) and its affiliates (collectively “SLL Investors”), a company controlled by affiliates of the private equity firm L Catterton, and other existing investors and members of OSW management and its Board of Directors. In 2015, an L Catterton-led investor group acquired the OneSpaWorld business through the take-private of SLL. L Catterton is the largest and most global consumer-focused private equity firm in the world. Its experience was instrumental in developing the platform for OneSpaWorld to return to the public markets in March 2019 as the premier operator of health and wellness centers at sea.

Leonard Fluxman, Executive Chairman of OneSpaWorld commented, “Our second quarter results were significantly impacted by the global COVID-19 pandemic as all of our cruise ship health and wellness centers remained closed pending resumption of voyages. Of our 66 destination resort spas, 21 in Asia, four in the Caribbean and three in the U.S. have reopened with limited operations. From the onset of the crisis, we have taken proactive steps to protect our staff, support our cruise line and resort partners, eliminate nonessential expenditures and preserve our liquidity. To enhance our liquidity, given the uncertain ongoing impact of the pandemic, we are very pleased that our shareholders approved the Equity Financing, which provides us with the resources to sustain our operational readiness. In the unlikely event that there are no cruise lines that sail and limited destination resort spas operating, we believe we have sufficient liquidity until December 2021. We remain extremely disciplined managing expenses, capital expenditures and working capital, while continuing to innovate our spa service offerings and guest experiences in collaboration with our cruise line and resort partners, among other value driving initiatives. We are ready to accelerate value when our cruise line partners resume sailing and our destination resort partners reopen.”

Glenn Fusfield, Chief Executive Officer, commented: “We continue to navigate the pandemic by adapting quickly to the current operating environment with the health and safety of our staff our number one priority. To that end, as of today, we have repatriated 97% of our cruise ship personnel. While we expect 2020 to continue to be challenging, we have the financial capacity and operational flexibility to launch our offerings of new products and services and our rollouts of key programs to vessels and resorts when their operations resume.”

Operating Network Update COVID-19:

•	Ship Count: The Company ended the second fiscal quarter with health and wellness centers on 172 ships, all of which were closed as of March 14, 2020, and remain closed pending resumption of voyages.

•

Destination Resort Count: The Company ended the second fiscal quarter at 66 destination resort spas, all of which were closed as of March 26, 2020. We anticipate that 36 destination resort spas will be open by the end of August 2020, most of which are in Asia.

•	The Company has repatriated 97% of all cruise ship personnel, eliminating all ongoing expenses related to these employees.

Liquidity Update:

•	Cash and borrowing capacity under our line of credit at the end of the second fiscal quarter totalled $79.6 million as compared to $20.5 million at the end of the first quarter of fiscal 2020.

•	Net of transaction fees, the Company received in June 2020 proceeds of approximately $69 million related to the Equity Financing.

Business Update:

As announced on June 10, 2020, shareholders approved the Equity Financing, which closed on June 12, 2020. The Company expects the Equity Financing to provide the resources to sustain its current operations with no voyages and limited destination resort operations until December 2021. Proceeds of the Equity Financing enable the Company to remain in compliance with its loan agreements for the foreseeable future.

The Company noted further that its total liquidity, following the completion of the Equity Financing, will fund investments to innovate service and product offerings and guest experiences and position the Company to rapidly scale operations and fully capitalize on its market share position, business model and growth opportunities as voyages resume and resorts reopen.

Second Quarter 2020 Highlights:

Results of operations compared to the second quarter of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of all voyages and closing of all destination resort health and wellness centers as of the beginning of the quarter.

•	Total revenues decreased 99% to $1.0 million compared to $140.4 million in the second quarter of fiscal 2019. Revenues primarily pertained to e-commerce sales of products.

•	Net loss attributable to OneSpaWorld was ($31.4) million as compared to net income of $3.6 million in the second quarter of fiscal 2019.

•	Adjusted net loss was ($26.5) million as compared to adjusted net income of $8.4 million in the second quarter of fiscal 2019.

•	Adjusted EBITDA was ($20.1) million as compared to $15.0 million in the second quarter of 2019.

•	Unlevered after-tax free cash flow was ($20.2) million as compared to $13.7 million in the second quarter of fiscal 2019.

Year-to-date June 30, 2020 Highlights:

Results of operations compared to the first half of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic which resulted in cancellation of all voyages as of March 13, 2020 and the closing of all destination resort health and wellness centers as of March 26, 2020.

•

Total revenues decreased 59% to $115.3 million compared to $277.9 million in the first six months of fiscal 2019. Adjusted net income (loss) decreased to ($28.3) million compared to $17.4 million in the first six months of fiscal 2019.

•	Adjusted EBITDA decreased $45.4 million to ($15.1) million compared to $30.3 million in the first six months of fiscal 2019.

•	Unlevered after-tax free cash flow decreased $45.2 million to ($16.7) million compared to $28.5 million in the first six months of fiscal 2019.

The Company’s results are reported in this press release on a GAAP basis and as adjusted non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. This release also refers to Adjusted EBITDA and Adjusted Net Income (non-GAAP financial measures) terms for which the definition and reconciliation are presented below.

Balance Sheet, Cash Flow and Liquidity Highlights

•	Cash at the end of the second quarter of fiscal 2020 totalled $67 million.

•	Availability under the line of credit at the end of the second quarter of fiscal 2020 totalled $13 million.

•	Total debt, net of deferred financing costs at the end of the second quarter of fiscal 2020 was $229 million.

•	Unlevered After-Tax Free Cash Flow for the second quarter of fiscal 2020 was ($20.2) million.

Q3 2020 and Fiscal Year 2020 Guidance

The Company is not providing financial guidance due to the ongoing business disruption and substantial uncertainty surrounding the impact of the COVID-19 pandemic on its business.

Conference Call Details

A conference call to discuss the second quarter fiscal year 2020 financial results is scheduled for Wednesday, August 12, 2020, at 10:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (855) 327-6837 (international callers please dial 631-891-4304) and provide the passcode 10010535 approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://onespaworld.com/investor-relations by dialing 844-512-2921 (international callers please dial 412-317-6671) and entering the passcode 10010535. The conference call replay will be available from 1:00 p.m. Eastern Time on Wednesday, August 12, 2020 until 12:00 p.m. Eastern Time on Wednesday August 19, 2020. The Webcast replay will remain available for 90 days.

About OneSpaWorld

Headquartered in Nassau, Bahamas, OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products currently onboard 172 cruise ships and at 66 destination resorts around the world. OneSpaWorld holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor (“OSW”), comprised of direct and indirect subsidiaries of Steiner Leisure Ltd. (“Steiner”), and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld (the “Business Combination”). Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld. The operating results presented for the current quarter and year-to-date period reflect the operating results of all the businesses acquired in the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business and our results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
			$	%			$	%
	2020	2019	Inc/(Dec)	Inc/(Dec)	2020	2019 (1)	Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$214	$107,285	$(107,071)	-100%	$89,787	$213,278	$(123,491)	-58%
Product revenues	784	33,145	(32,361)	-98%	25,518	64,618	(39,100)	-61%

Total revenues	998	140,430	(139,432)	-99%	115,305	277,896	(162,591)	-59%

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	12,559	90,642	(78,083)	-86%	93,138	179,864	(86,726)	-48%
Cost of products	1,623	28,604	(26,981)	-94%	23,759	56,151	(32,392)	-58%
Administrative	4,940	4,346	594	14%	9,523	9,361	162	2%
Salary and payroll taxes	5,091	4,249	842	20%	10,263	54,813	(44,550)	-81%
Amortization of intangible assets	4,206	4,491	(285)	-6%	8,412	5,828	2,584	44%
Goodwill and trade name impairment charges	—	—	—	NM	190,777	—	190,777	—

Total cost of revenues and operating expenses	28,419	132,332	(103,913)	(79)%	335,872	306,017	29,855	10%

Income (loss) from operations	(27,421)	8,098	(35,519)	(439)%	(220,567)	(28,121)	(192,446)	684%

OTHER INCOME (EXPENSE), NET:
Interest expense	(4,001)	(4,271)	270	-6%	(7,744)	(11,144)	3,400	-31%
Loss on extinguishment of debt	—	—	—	0%	—	(3,413)	3,413	-100%

Total other income (expense), net	(4,001)	(4,271)	270	-6%	(7,744)	(14,557)	6,813	-47%

Loss before provision for income taxes	(31,422)	3,827	(35,249)	(921)%	(228,311)	(42,678)	(185,633)	435%
(BENEFIT) PROVISION FOR INCOME TAXES	(15)	(732)	717	(98)%	1,758	123	1,635	1329%

Net loss	(31,407)	4,559	(35,966)	(789)%	(230,069)	(42,801)	(187,268)	438%
Net income attributable to non-controlling interest	—	950	(950)	-100%	—	1,732	(1,732)	-100%

Net loss attributable to OneSpaWorld	$(31,407)	$3,609	$(35,016)	(970)%	$(230,069)	$(44,533)	$(185,536)	417%

Net loss per share:
Basic	$(0.48)	$0.06 (2)			$(3.62)	$(0.31)
Diluted	$(0.48)	$0.05 (2)			$(3.62)	$(0.31)
Weighted average shares outstanding:
Basic	65,916	61,118			63,543	61,118
Diluted	65,916	72,047			63,543	61,118

1)

The presentation of the results of operations for year-to-date June 30, 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to June 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

2)

The calculation of net loss per share for year-to-date June 30, 2019 excludes the net loss of ($25,459) for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination. The Company believes this presentation of diluted loss per share provides more comparability for the current and year-to-date successor periods to the Business Combination.

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

We define Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses, goodwill and trade name impairment charges and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three and six-month periods ended June 30, 2020 and 2019, respectively.

We define Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, goodwill and trade name impairment charges and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

We define Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

We believe that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted Net (Loss) Income, Adjusted Net (Loss) Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on our debt and provision for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses certain of which are similar to those for which adjustments are made in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net Income (Loss) to Adjusted Net Income (Loss) attributable to OneSpaWorld and Adjusted Net Income (Loss) attributable to OneSpaWorld Per Diluted Share for the second quarter and year-to-date periods ended June 30, 2020 and 2019 (amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019 (h)
Net loss	$(31,407)	$4,559	$(230,069)	$(42,801)
Non-controlling interest (a)		(950)		(1,732)
Interest expense (b)	—	—	—	2,947
Loss on extinguishment of debt	—	—	—	3,413
Goodwill and trade name impairment charges	—	—	190,777	—
Related party adjustments (c)	—	—	—	538
Depreciation and amortization(d)	3,761	4,251	7,522	4,806
Change in control payments (e)	—	—	—	26,284
Stock-based compensation	425	—	849	20,371
Business combination costs (f)	740	1,285	1,532	3,312
Addback for non-cash prepaid expenses (g)	—	—	—	276
Tax expense (i)	—	(708)	1,746	—

Adjusted net (loss) income attributable to OneSpaWorld	$(26,481)	$8,437	$(27,643)	$17,414

Adjusted net (loss) income attributable to OneSpaWorld per diluted share	$(0.37)	$0.12	$(0.39)	$0.24

Diluted weighted average shares outstanding	71,559	72,047	69,848	71,796

The following table reconciles Net Income (Loss) to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the second quarter and year-to-date periods ended June 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019 (h)
Net loss	$(31,407)	$4,559	$(230,069)	$(42,801)
Provision for income taxes	(15)	(732)	1,758	123
Other expense	—	—	—	—
Non-controlling interest (a)	—	(950)	—	(1,732)
Interest expense	4,001	4,271	7,744	11,144
Loss on extinguishment of debt	—	—	—	3,413
Related party adjustments (c)	—	—	—	538
Goodwill and trade name impairment charges	—	—	190,777	—
Depreciation and amortization	6,126	6,531	12,338	9,362
Change in control payments (e)	—	—	—	26,284
Stock-based compensation	425	—	849	20,371
Business combination costs (f)	740	1,285	1,532	3,312
Addback for non-cash prepaid expenses (g)	—	—	—	276

Adjusted EBITDA	$(20,130)	$14,964	$(15,071)	$30,290

Capital expenditures	(68)	(1,243)	(1,532)	(1,760)
Cash taxes	(21)	—	(58)	(73)

Unlevered after-tax free cash flow	$(20,219)	$13,721	$(16,661)	$28,457

(a)

Non-controlling interest refers to net income attributable to a non-controlling interest in a consolidated subsidiary of OneSpaWorld. On February 14, 2020, the Company purchased the 40% non-controlling interest for $12.3 million in a combination of $10.8 million in cash and 98,753 shares of the Company’s common stock at a share price of $15.26.

(b)

Interest expense refers to addback to adjust interest expense as if only the new debt financing resulting from the Business Combination was outstanding as of the beginning of the first quarter of fiscal 2018.

(c)	Related party adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.
(d)	Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.
(e)	Change in control payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.
(f)	Business combination costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.
(g)	Addback for non-cash prepaid expenses refers to non-cash expenses incurred in connection with certain contracts.
(h)

The presentation of the results of operations for the fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to June 30, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

(i)	Valuation allowance related to the Company’s 2020 beginning-of-year deferred tax assets that are not realizable.

Contact:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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